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                                                                   EXHIBIT 10.37

                      STOCK APPRECIATION RIGHTS AGREEMENT
                      -----------------------------------

      This Stock Appreciation Rights Agreement, dated as of April 22, 1998, by and between Jackson Products, Inc., a Delaware corporation (the "Company"), and
                                                                 -------
Robert H. Elkin ("Executive").
                  ---------

      WHEREAS, the Company desires to provide stock appreciation rights to Executive as an incentive for Executive to remain in the service of the Company by allowing Executive to realize 1.75% of the appreciation of the value of the Company's Common Stock from April 22, 1998 through the first Cash-Out Event, subject and according to the provisions set forth herein; and

      WHEREAS, in consideration of (1) the mutual covenants and agreements herein set forth, (2) the Executive's continued service with the Company, and
(3) the special benefits accruing to the Company and Executive hereunder and in connection herewith, the parties hereto agree as follows:

      1.  Definitions.
          -----------

      "Asset Sale" is defined in the definitions of Cash-Out Event.
       ----------

      "Board of Directors" means the Company's Board of Directors or any
       ------------------
properly constituted committee thereof. Any determinations by the Board of Directors hereunder will be final, non-appealable, binding and conclusive.

      "Business Combination" is defined in the definition of Cash-Out Event.
       --------------------

      "Cash-Out Event" means (a) the closing of any merger, combination,
       --------------
consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing (a "Business
                                                                        --------
Combination"); (b) the closing of any sale or transfer by the Company of all or
-----------
substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closing (an "Asset Sale"); or (c) the closing of any sale by the holders of
             ----------
Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing (a "Stock Sale").
                                   ----------
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      "Cash-Out Value" means the net aggregate consideration received by the
       --------------
holders of Common Stock in connection with a Cash-Out Event, after deduction of any transaction costs incurred by or paid by the Company and its stockholders in connection with the Cash-Out Event, including but not limited to any termination, severance or other payments made in connection with the Cash-Out Event in respect of employment, stock appreciation right or similar arrangements with the employees of the Companies.

      "Cause" means any of the following: (i) Executive's commission or
       -----
conviction of any crime or criminal offense involving monies or other property;
(ii) Executive's commission or conviction of fraud or embezzlement; (iii) Executive's breach of any of Executive's fiduciary duties to the Company or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company, provided, that, the Executive has been given notice and 60 days from such notice fails to cure the breach, misrepresentation or omission; (iv) Executive's willful and continual neglect or failure to discharge Executive's duties, responsibilities or obligations (other than arising solely due to physical or mental disability) prescribed by this Agreement or any other agreement between the Executive and the Company, provided, that Executive has been given notice and 60 days from such notice fails to cure the neglect or failure; (v) Executive's habitual drunkenness or substance abuse, which materially interferes with Executive's ability to discharge Executive's duties, responsibilities and obligations prescribed by this Agreement or any other agreement between the Executive and the Company, provided that Executive has been given notice and 60 days from such notice fails to cure such drunkenness or abuse; (vi) Executive's violation of any non-competition or confidentiality agreement with the Company in any agreement with the Company provided, that Executive has been given notice and 60 days from such notice fails to cure the violation; or (vii) Executive's gross neglect of his duties and responsibilities, as determined by the Board of Directors of the Company, provided, that Executive has been given notice and 60 days from such notice fails to cure the neglect.

      "Common Stock" means the common stock, par value $.01 per share, of the
       ------------
Company.

      "Companies" means the Company and its successors or any of its direct or
       ---------
indirect subsidiaries, now or hereafter existing.

      "Cost"  means with respect to the stock appreciation right, $1.00.
       ----

      "Credit Agreement" means the Revolving Credit and Acquisition Loan
       ----------------
Agreement, dated as of April 22, 1998, as amended from time to time, by and among the Company, BankBoston, N.A., as agent for itself and the other lending banks, and the other parties listed on the signature pages thereto, including all exhibits and schedules thereto, each as amended, supplemented or revised from time to time.

      "Determination Period" means the last four consecutive completed fiscal
       --------------------
quarters as set forth on the audited financial statements of the Company immediately preceding the exercise of

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the stock appreciation right for which Fair Market Value shall be used to determine the Exercise Payment.

      "EBITDA"  the net income of the Company plus taxes, net interest expense,
       ------                                 ----
depreciation and amortization, each of which shall be determined in accordance with GAAP and in accordance with the Company's books and records.

      "Employment Agreement" means the Employment Agreement, dated as of August
       --------------------
16, 1995, between the Company and the Executive, as amended, supplemented or revised from time to time.

      "Exercise Payment" is defined in Section 3(b).
       ----------------                ------------

      "Fair Market Value" means, for any Determination Period, an amount equal
       -----------------
to (i) 6.0 multiplied by EBITDA for the Determination Period less (ii) the
                                                             ----
aggregate amount of all indebtedness and capitalized leases of the Companies (including, without limitation, the Credit Agreement and the Indenture) outstanding immediately prior to the closing date of the Cash-Out Event (including, without limitation, interest and premiums accrued but unpaid immediately prior to such date) all determined in accordance with GAAP less
                                                                       ----
(iii) the aggregate amount of preferred stock of the Company immediately prior to the date of the exercise of the stock appreciation rights including accrued, but unpaid, dividends, all determined in accordance with GAAP immediately prior to the such date plus (iv) cash or cash equivalents held by the Companies
                 ----
immediately prior to the date of the exercise of the stock appreciation rights; provided, however, that Fair Market Value shall in no event be less than Cost.
--------  -------

      "Financing Agreements" means any senior or subordinated debt, preferred
       --------------------
stock, common or other capital stock, lease or other financing agreements, instruments and documents, including without limitation the Credit Agreement and the Indenture, binding upon the Company or any of its subsidiaries, or their respective properties and assets, from time to time in effect.

      "GAAP" means the generally accepted accounting principals in the United
       ----
States of America in effect from time to time, applied on a consistent basis both as to classification of items and to amounts.

      "Indenture" means the Indenture, dated as of April 22, 1998, by and among
       ---------
the Company, its subsidiaries and State Street Bank and Trust Company, as Trustee.

      "Management Subscription Agreement" means the Management Subscription
       ---------------------------------
Agreement, dated as of August 16, 1995, by and among the Company and the other parties listed on the signature pages thereto, including all exhibits and schedules thereto, each as amended, supplemented or revised from time to time.

      "Starting Value" means $40.0 million.
       --------------

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      "Stockholders Agreement" means the Stockholders Agreement, dated as of
       ----------------------
August 16, 1995, among the Company, the stockholders of the Company and the other parties listed on the signature pages thereto, including all exhibits and schedules thereto, each as amended, supplemented or revised from time to time.

      "Stock Sale" is defined in the definition of Cash-Out Event.
       ----------

      "Stop Payment Event" shall mean Executive's conduct at termination
       ------------------
involving actions, omissions or circumstances involving Cause (as defined in the Employment Agreement).

      "Three Year Junior Note" means a promissory note of the Company in the
       ----------------------
form attached as Exhibit A.
                 ---------

      "Vested Percentage Interest" shall mean the amount specified on Annex A
       --------------------------                                     -------
for the relevant period.

      2.  Grant.
          -----

      (a) The Company hereby grants to the Executive a stock appreciation right relating to the Company in respect of the Measurement Period. Such stock appreciation right corresponds as set forth herein to, with respect to an exercise in connection with a Cash-Out Event, the amount calculated in accordance with Section 3.
                ---------

      (b) Subject to the provisions of Section 6, the initial term of the stock
                                       ---------
appreciation right granted hereunder shall be until the tenth anniversary of the date hereof, after which it shall be automatically renewed annually for successive one-year periods so long as Executive's Employment Agreement with the Company remains in full force and effect.

      (c) The parties agree and acknowledge that this Agreement does not confer upon Executive or the stock appreciation right any rights or interests as a stockholder of the Company, and that no fiduciary duties are owed by the Company or their respective directors, officers and stockholders in respect of the rights granted hereunder. Executive further agrees and acknowledges that the Company is not, and shall not be, restricted or limited in any manner from entering into or modifying any Financing Agreements that restrict or limit payments hereunder, incurring indebtedness, engaging in Cash-Out Events, allocating amounts, determining rates or otherwise making determinations in respect of indebtedness or EBITDA, making other adjustments pursuant to this Agreement, issuing shares or other stock appreciation or similar rights, irrespective of any dilution or other effect thereof, or otherwise taking actions that may affect the stock appreciation right granted hereunder.

      3.  Exercise Pursuant to a Cash-Out Event.  Upon the consummation of  a
          -------------------------------------
Cash-Out Event, the Company will, within five (5) business days after the Cash Out Event, pay to Executive the Exercise Payment. Executive agrees and acknowledges that all decisions regarding

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a Cash-Out Event, including timing, terms and conditions and the consideration relating thereto, are at the sole and absolute discretion of the Company or the Board of Directors.

      The "Exercise Payment" shall mean an amount equal to the product of: (i)
                                                               -------
the Vested Percentage Interest as of the date of the Cash-Out Event multiplied
                                                                    ----------
by (ii) an amount equal to (x) the Cash-Out Value minus (y) the Starting Value.
--                                                -----

      4.  Exercise Pursuant to Termination of Employment.  Subject to the
          ----------------------------------------------
provisions of Section 6, if the employment by the Company of the Executive is
              ---------
terminated at any time for any reason other than Cause or voluntary termination by the Executive before the consummation of a Cash-Out Event, then the Company may, at the Company's option, exercise all, but not less than all, of the stock appreciation right granted hereunder, and receive an amount equal to the product
                                                                         -------
of (i) the Vested Percentage Interest multiplied by (ii) an amount equal to (x)
                                      -------------
the Fair Market Value minus (y) the Starting Value.  Executive acknowledges and
                      -----
agrees that all or any portion of the Exercise Payment under this Section 4 may
                                                                  ---------
be paid by the Company, at the Company's option, in Three Year Junior Notes.

      5.  Limitations of Payment and Other Matters.
          ----------------------------------------

      (a) In the event that, in connection with any Cash-Out Event, the holders of Common Stock receive consideration in a form other than cash, then Executive, upon exercise of his stock appreciation right, will receive payment in the same form and subject to the same conditions as the holders of Common Stock.

      (b) All payments in respect of the exercise or purchase of stock appreciation right hereunder will be subject to the withholding and payment of applicable payroll, withholding and other taxes and other governmental charges, and will be further subject to set-off for any obligations or liabilities of or claims by the Company against Executive.

      (c) In the event of the termination of Executive at any time prior to the closing of the payments upon the exercise of the stock appreciation rights (including without limitation payments under any Three Year Junior Note) in connection with a Stop Payment Event, then, notwithstanding such exercise, the Company may, at any time prior to such closing, exercise its rights under
Section 6, which exercise by the Company will take precedence over, and nullify,
---------
the Executive's exercise of his stock appreciation right.

      (d) Notwithstanding anything to the contrary contained in this Agreement, all payments upon exercise of the stock appreciation right or repurchase of such right pursuant to Section 5, including issuances of and payments by the Company
                  ---------
on, the Three Year Junior Notes, shall be subject to (i) applicable restrictions contained in any applicable law, (ii) restrictions contained in the Company's and its subsidiaries' Financing Agreements, including the Credit Agreement and the Indenture, each as amended and in effect from time to time, and any Senior Indebtedness (as defined in the Three Year Junior Notes) and (iii) the availability of cash to make any lump sum cash payments. If any such restrictions or unavailability prohibit Exercise Payments or the repurchase of the stock appreciation right hereunder which the Company is otherwise entitled or required to make, the Company may make such Exercise Payments or repurchases as soon as it is permitted to do so under such restrictions. The inability of the Company to make payments pursuant to the immediately preceding sentence will not constitute a breach hereunder or entitle Executive to accelerate or otherwise demand payment therefor, or negate or otherwise affect, or permit the recision of, the exercise or repurchase of stock appreciation right or any other provision of this Agreement.

      (e) In the event of any reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or similar proceeding relating to the Company, all payments in respect of the exercise or purchase of stock appreciation right hereunder will be subject to the prior payment in full in cash of all amounts due under the Financing Agreements.

      6.  Termination of Employment.  If Executive's employment by the Company
          -------------------------
is terminated at any time prior to the expiration of the stock appreciation rights granted hereunder circumstances involving Cause or a voluntary termination by the Executive, then the Company shall have an option, irrespective of any prior exercise of the stock appreciation right, exercisable upon 30 days' notice given at any time and exercisable within six months after such termination, to purchase from Executive or his transferee(s) all the Executive's stock appreciation rights, irrespective of the amount of time elapsed from the date of this Agreement at a purchase price equal to Cost.

      7.  Right of Set-Off.  The Company, in addition to any other rights or
          ----------------
remedies available to the Company, shall be entitled to set-off and reduce any amounts payable to the Executive hereunder for (a) any obligations or liabilities of the Executive to the Company or (b) any claims by the Company against the Executive under this Agreement, the Management Subscription Agreement, the Stockholders Agreement, the Employment Agreement or any other agreement, written or oral, between the Company and the Executive, in each case, after such obligation, liability or claim becomes a final decision of a court of competent jurisdiction which is not subject to appeal.

      8.  Transfers, etc.
          --------------

      (a) Stock appreciation right shall not be transferable by Executive otherwise than by will or by the laws of descent and distribution. During the lifetime of Executive a stock appreciation right shall be exercisable only by the Executive or by the Executive's guardian or legal representative.

      (b) Executive shall not have the rights of a stockholder as to securities to be delivered upon exercise of the stock appreciation right until such securities shall have been delivered to Executive by the Company.

      9.  Stockholder Approval.  This Agreement has been or will be approved by
          --------------------
the requisite majority of the Company's stockholders for purposes of Section 280(G)(b)(5)(B) of the Internal Revenue Code.

      10. Heirs, etc.  This Agreement shall be binding on the Executive, his
          ----------
heirs and personal representatives and the Companies and their respective successors and assigns.

      11. Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, any one of which shall be deemed an original without reference to the others.

      12. Employment.  This Agreement is not, and shall not be construed in any
          ----------
way, as an employment agreement for the benefit of Executive.

      13. Amendments.  This Agreement may not be amended or modified, and no
          ----------
waivers hereunder may be granted, except with the approval of each of the parties hereto and the holder(s) of a majority of the outstanding Common Stock of the Company.

      14. Notice.  Any notice, request, demand or other communication required
          ------
or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

      If to Executive:       Robert H. Elkin
                             141 Chippenham Lane
                             Chesterfield, Missouri 63005

      If to Company:         If to the Company to:

                             Jackson Products, Inc.
                             2997 Clarkson Road
                             Chesterfield, Missouri 63017
                             Telephone: (314) 207-2715
                             Telecopier: (314) 207-2800
                             Attention: Christopher T. Paule

      with a copy to:
                             James B. Carlson
                             Mayer, Brown & Platt
                             1675 Broadway
                             New York, New York 10019
                             Telephone: 212-506-2500
                             Telecopier: 212-262-1910

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

      15.  Executive's Representation.  Executive hereby warrants and represents
           --------------------------
to the Company that Executive has carefully reviewed and considered the provisions of this Agreement, and in connection therewith, has consulted with such advisors as he considers appropriate, and that Executive is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions which would be breached or violated by Executive's execution of this Agreement.

      16.  Company Obligations.  Executive agrees and acknowledges that this
           -------------------
Agreement and the Company's obligations hereunder are solely obligations and liabilities of the Company. None of the Company's directors, officers, employees, stockholders and affiliates or any other persons shall be obligated on liable in respect of this Agreement, and Executive hereby releases them from any such obligation of liability.

      17.  Entire Agreement.  This Agreement and the Management Subscription
           ----------------
Agreement, as applicable, reflect the entire agreement among the parties relating to the subject matter of this Agreement, and supersede and terminate all prior agreements, obligations, commitments or understandings relating to such subject matter.

      18.  Severability.  If, for any reason, any provision hereof shall be
           ------------
determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision hereof is unenforceable because of the power to reduce the scope or duration of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.

      19.  Waiver of Breach; Enforcement.  The waiver by the Company, the
           -----------------------------
Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement shall be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. Executive shall pay to the Company any costs (including legal fees and expenses) incurred by Parent to enforce or protect its rights hereunder.

      20.  Litigation.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED
           ----------
AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE

STATE OF NEW YORK, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF NEW YORK, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN NEW YORK, NEW YORK. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 20 SHALL NOT
----- --- ----------                                        ----------
BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.


                                      EXECUTIVE


                                      /s/ Robert H. Elkin
                                      -------------------------------
                                      Name: Robert H. Elkin


                                      JACKSON PRODUCTS, INC.



                                      By:/s/ A. Richard Caputo, Jr.
                                         ----------------------------
                                         Name:  A. Richard Caputo, Jr.
                                         Title: Vice President

                                                                         Annex A
                                                                         -------

          Date                    Vested Percentage Interest
          ----                    --------------------------
Before August 16, 1998                         0%

On or after August 16, 1998                 1.75%
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                                                                       Exhibit A
                                                                       ---------

                            Three Year Junior Note
                            ----------------------